    As filed with the Securities and Exchange Commission on October 1, 1999

                                                      Registration No. 333-85347


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

             POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO FORM F-4
                          REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933*

                                 PROTHERICS PLC
             (Exact name of registrant as specified in its charter)

        ENGLAND AND WALES                                 N/A
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
        of incorporation)

       Beechfield House, Lyme Green Business Park, Macclesfield, Cheshire,
                                SK11 0JL, England
                    (Address of Principal Executive Offices)

                        OPTIONS ASSUMED BY PROTHERICS PLC
                      IN CONNECTION WITH THE ACQUISITION OF
                           THERAPEUTIC ANTIBODIES INC.
                          ORIGINALLY GRANTED UNDER THE
             THERAPEUTIC ANTIBODIES INC. 1990 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               BARRINGTON M. RILEY
                                Finance Director
                                 Protherics PLC
                                Beechfield House
                            Lyme Green Business Park
                             Macclesfield, Cheshire
                                SK11 0JL England
                               011-44-1625-500555
            (Name, address and telephone number of agent for service)

                                 with copies to:

      CYNTHIA A. ROTELL, ESQ.                     L. HUNTER ROST, JR.
         Latham & Watkins                  Waller Lansden Dortch & Davis, PLLC
         633 W. 5th Street                       Nashville City Center
       Los Angeles, CA 90071                  511 Union Street, Suite 2100
          (213) 485-1234                       Nashville, Tennessee 57219
                                                     (615) 244-6380


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*   Filed as a Post-Effective Amendment on Form S-8 to such Registration
    Statement pursuant to the procedure described herein. See "Introductory Statement."

                             INTRODUCTORY STATEMENT

        This Post-Effective Amendment No. 1 on Form S-8 to Form F-4 Registration Statement is being filed to register 1,744,487 ordinary shares of 2p each ("Protherics Ordinary Shares") of Protherics PLC (formerly Proteus International plc) (the "Registrant"), a corporation organized under the laws of England and Wales, issuable upon the exercise of options assumed by the Registrant in connection with its acquisition of Therapeutic Antibodies Inc., a Delaware corporation ("Therapeutic Antibodies"), effective as of September 15, 1999. These options were originally granted to employees and directors of Therapeutic Antibodies under the 1990 Stock Incentive Plan of Therapeutic Antibodies
(the "Plan").

        Pursuant to the Agreement and Plan of Merger, dated as of May 20, 1999 (the "Merger Agreement"), by and among the Registrant, Therapeutic Antibodies and PI Merger Sub, Inc., a wholly owned subsidiary of the Registrant ("Merger Sub"), Merger Sub merged with and into Therapeutic Antibodies whereupon Therapeutic Antibodies became a wholly-owned subsidiary of the Registrant. Under the terms of the Merger Agreement, each outstanding share of common stock of Therapeutic Antibodies was converted into 1.163 (the "Exchange Ratio") Protherics Ordinary Shares. In addition, each outstanding option to purchase Therapeutic Antibodies Common Stock ("Therapeutic Antibodies Option") is exercisable upon the same terms and conditions as under such Therapeutic Antibodies Option (including term, exercisability and vesting schedule) for the number of Protherics Ordinary Shares equal to the number of shares of Therapeutic Antibodies Common Stock that could have been purchased under the Therapeutic Antibodies Option multiplied by the Exchange Ratio, at an exercise price per Protherics Ordinary Share equal to the exercise price that would have been payable upon exercising the assumed Therapeutic Antibodies Option in full immediately prior to the effective time of the Merger divided by the number of Proteus Ordinary Shares subject to the assumed Therapeutic Antibodies Option.

        The designation of this Post-Effective Amendment as Registration No. 333-85347 denotes that this Post-Effective Amendment relates only to Protherics Ordinary Shares issuable upon exercise of options outstanding under the Plan and that this is the first Post-Effective Amendment to the F-4 Registration Statement.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        The information to be provided to employees pursuant to this Item is included in documents sent or given to the former employees of Therapeutic Antibodies pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The written statement required to be provided to employees pursuant to this Item is set forth in the prospectus referenced in Item 1 above.


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                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Commission by the Registrant, are incorporated herein by reference and shall be deemed to be a part hereof:

        (a) Prospectus, dated August 18, 1999, contained in the Registration Statement on Form F-4 of Proteus International plc (Commission File No. 333-85347);

        (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since April 1, 1999;

        (c) The description of the Registrant's Ordinary Shares of 2p each, contained in the Registration Statement on Form F-4 of Protherics plc (Commission File No. 333-85347), including any amendment or report filed for the purpose of updating such description.

        All documents filed after the date of this registration statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Protherics Ordinary Shares offered hereunder have been sold or which deregisters all shares of Protherics Ordinary Shares remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 164 of Protherics' Articles of Association provides:

        "Every Director or other Officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses


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        and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto."

        Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act 1989) provides as follows:

        "310. Provisions exempting officers and auditors from liability

        (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

        (2) Except as provided by the following subsection, any such provision is void.

        (3)   This section does not prevent a company

              (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

              (b) from indemnifying any such officer or auditor against any liability incurred by him;

                    (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted,

                    or

                    (ii) in connection with any application under Section 144(3) or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

        Section 727 of the Companies Act 1985 provides as follows:

        "727. Power of court to grant relief in certain cases

        (1) "If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the


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              circumstances of the case (including those connected with
              his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability in such terms as it thinks fit.

        (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

        (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

        The Registrant, with approval of the Registrant's Board of Directors, maintains director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Exhibit Index immediately following signature pages.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or


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                             decrease in volume of securities offered (if the
                             total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 of 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and


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                     information required by Section 10(a)(3) of the Securities
                     Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Macclesfield, Cheshire, England, on October 1, 1999.

                                 PROTHERICS PLC


                                 By   /s/    BARRINGTON M. RILEY
                                   -------------------------------------
                                 Name:    Barrington M. Riley
                                 Title:   Finance Director

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on October 1, 1999 in the capacities indicated.

            SIGNATURE                                 TITLE
            ---------                                 -----

               *                         Chairman of the Board of Directors
----------------------------------
        David W. Gration


               *                      Chief Operating Officer and Executive Director
----------------------------------          (Principal Executive Officer)
         Arthur Rushton


  /s/   BARRINGTON M. RILEY              Finance Director and Executive Director
----------------------------------     (Principal Financial and Accounting Officer)
      Barrington M. Riley

               *
----------------------------------                 Executive Director
        J. Allen Miller

               *                                 Non-Executive Director
----------------------------------
        James E. Everitt
               *                                 Non-Executive Director
----------------------------------
     Michael R. B. Gatenby


               *                                 Non-Executive Director
----------------------------------
          Erik Anggard

  /s/   BARRINGTON M. RILEY                 Authorized Representative in the
----------------------------------                  United States
      Barrington M. Riley

 * /s/  BARRINGTON M. RILEY
----------------------------------
      Barrington M. Riley
        Attorney-in-fact
  under the Powers of Attorney
 filed as Exhibit 24.1 to this
     Registration Statement


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                                  EXHIBIT INDEX

Exhibit
 Number                            Description
-------

4.1 Memorandum and Articles of Association of Proteus International plc.(1)

4.2 1990 Stock Incentive Plan of Therapeutic Antibodies Inc. as amended.(2)

5.1 Opinion of Cameron McKenna as to the legality of the shares being registered, filed herewith.

23.1      Consent of Mazars Neville Russell, filed herewith.

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants, filed herewith.

23.3      Consent of Cameron McKenna (included in the opinion filed as Exhibit
          5.1 hereto).

24.1      Powers of Attorney.

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(1)       Filed as an exhibit to the Registrant's Registration Statement on Form
          F-4 (File No. 333-85347) on August 16, 1999 and incorporated herein by reference.

(2) Filed as an exhibit to Therapeutic Antibodies Inc.'s Registration Statement on Form 10 (File No. 0-25978) on May 1, 1995 and incorporated herein by reference.

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